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                                                                   EXHIBIT 10.36




                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 27, 2000

                                     BETWEEN

                             FIRSTMERIT CORPORATION

                                 CERTAIN LENDERS

                                       AND

                                  BANK ONE, NA,

                                    AS AGENT






                         =============================

                         -----------------------------


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                                CREDIT AGREEMENT

       This Agreement, dated as of November 27, 2000, is among FirstMerit Corporation, the Lenders and Bank One, NA, as Agent. The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

       As used in this Agreement:

       "Adjusted Total Assets" shall have the meaning set forth on the date hereof under applicable regulations of any regulatory agency having authority on the date hereof as such regulations are applicable to the Borrower, or if such regulations are amended hereafter to define Adjusted Total Assets more restrictively, as set forth in such later amended regulations.

       "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

       "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person [if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or] possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

       "Agent" means Bank One, NA in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article XI.

       "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

       "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

       "Allowance for Loan and Lease Losses" shall have the meaning set forth from

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time to time under applicable regulations of any regulatory agency having authority on the applicable date, as applicable to the Borrower, or if not applicable to the Borrower, PER SE, as applicable to the Bank Subsidiaries on a combined basis applied to the Borrower.

       "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day or (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

       "Applicable Margin" means, (i) with respect to Floating Rate Loans, 0% per annum, (ii) with respect to Overnight Transaction Rate Loans, 0.45% per annum, and (iii) with respect to Eurodollar Loans, (A) 0.325% per annum during any period when the outstanding principal amount of the Advances is less than 50% of the Aggregate Commitments and (B) .450% per annum during any period when the outstanding principal amount of the Advances is greater than or equal to 50% of the Aggregate Commitments.

       "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors.

       "Article" means an article of this Agreement unless another document is specifically referenced.

       "Authorized Officer" means any Person from time to time designated by the Borrower in writing to the Agent.

       "Bank One" means Bank One, NA in its individual capacity, and its successors.

       "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.).

       "Bank Subsidiary" means any Subsidiary of the Borrower which is a bank.

       "Borrower" means FirstMerit Corporation, an Ohio corporation.

       "Borrowing Date" means a date on which an Advance is made hereunder.

       "Borrowing Notice" is defined in Section 2.8.

       "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the interbank


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eurodollar market with respect to Eurodollar Advances and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

       "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

       "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

       "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower.

       "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

       "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 13.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

       "Compliance Certificate" means a certificate substantially in the form of Exhibit B.

       "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries.

       "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

       "Contractual Obligation" means, as to any Person, any provision of any security


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issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

       "Conversion/Continuation Notice" is defined in Section 2.9.

       "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced publicly by Bank One from time to time, changing when and as said corporate base rate changes.

       "Default" means an event described in Article VIII.

       "Double Leverage Ratio" means the ratio of

       (a) equity investments of the Borrower in its Bank Subsidiaries

           TO

       (b) Consolidated Net Worth of the Borrower and its Subsidiaries;

in each case as reported in the Borrower's financial statements delivered pursuant to Sections 6.1(a) and 6.1(b).

       "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

       "Environmental Laws" means all federal, state or local laws, statutes, common laws duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

       "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

       "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).


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       "ERISA Event" means (a) a Reportable Event with respect to a Pension
Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

       "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

       "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable London interbank offered rate ("LIBOR") for deposits in U.S. dollars appearing on Dow Jones Markets (Telerate) Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if Dow Jones Markets (Telerate) Page 3750 is not available for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable London interbank offered rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period.

       "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

       "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

       "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.


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       "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

       "Facility Termination Date" means November 26, 2001 (the "Scheduled Facility Termination Date") or any later date as may be specified in accordance with Section 2.19 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

       "FDIC" means the Federal Deposit Insurance Company or any successor thereto.

       "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

       "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for such day, in each case changing when and as the Alternate Base Rate changes.

       "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

       "Floating Rate Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the Floating Rate.

       "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

       "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date hereof.

       "Governmental Authority" means any nation or government, any state or political subdivision thereof, any central bank (or similar monetary or regulatory authority)


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thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification:

              (a) which is of a "going concern" or similar nature;

              (b) which relates to the limited scope of examination of matters relevant to such financial statement; PROVIDED that this CLAUSE (b) shall not include such qualifications and exceptions as are routinely made by independent public accountants when giving opinions and certifications with respect to financial statements; or

              (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under
       SECTION 7.4.

       "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations and (vii) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person (viii) obligations with respect to synthetic leases, (ix) obligations with respect to Rate Management Transactions, and (x) any Contingent Obligations with respect to any of the foregoing.

       "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangements in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.


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       "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

       "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

       "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

       "Leverage Ratio" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, at any time, the ratio of its Tier One Capital to its Adjusted Total Assets.

       "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

       "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

       "Loan Documents" means this Agreement and any Notes issued pursuant to
Section 2.13.

       "Loans Outstanding" means, for any Person, the sum of loans and direct lease financings, net of unearned income, by such Person and its Subsidiaries on a consolidated basis.

       "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.


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       "Multiemployer Plan" means a "multiemployer plan", within the meaning of
Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

       "Non-Performing Assets" means, as applied to Loans Outstanding of a Person, (i) Loans Outstanding that are not accruing interest, have been classified as renegotiated pursuant to guidelines established by the Federal Financial Institutions Council or are 90 days or more past due in the payment of principal or interest PLUS (ii) Other Real Estate Owned by such Person minus
(iii) student loan obligations, included in clause (i), which are serviced by a third party servicer and which are fully backed by the full faith and credit of the United States Government or any agency thereof, whether such guaranty is for the benefit of such third party servicer or such Person or any of its Subsidiaries, provided, however, that this exclusion shall not apply to any student loan with respect to which a third party servicer has failed to perform the terms and conditions of its servicing agreement with such Person or any of its Subsidiaries.

       "Non-Performing Ratio" means, for any Person, the ratio of such Person's

       (a) Non-Performing Assets outstanding

           TO

       (b) consolidated equity capital plus consolidated loan loss reserves.

       "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit E.

       "Notice of Assignment" is defined in Section 13.3.2.

       "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

       "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

       "Other Real Estate Owned" of a Person means "other real estate owned" as shown in the financial statements of such Person prepared in accordance with GAAP.


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       "Other Taxes" is defined in Section 3.5(ii).

       "Outstanding Loans" means, at any time, the principal amount of the Loans then outstanding.

       "Overnight Funds Rate" means a rate per annum equal to the Overnight Transaction Loan Rate PLUS the Applicable Margin.

       "Overnight Funds Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Overnight Funds Rate.

       "Overnight Funds Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Overnight Funds Rate.

       "Overnight Transaction Loan Rate" means, for any overnight period, a rate per annum determined by Bank One, at the time of the loan request, to be its overnight transaction rate. Bank One shall advise the Borrower of the applicable rate upon such loan request. Bank One requires borrowing notices for such Loans to be given no later than 12:00 p.m. (Chicago time). Bank One requires that such Loans be automatically continued each day at the Overnight Transaction Loan Rate (at the time of automatic continuation identified below) unless the Borrower either provides Bank One with notice converting such Loan to another Type of Loan or actually prepays the loan. The timing for such an automatic continuation (i.e. a "rollover") of a Loan based on the Overnight Transaction Loan Rate shall be 12:00 p.m. (Chicago time). Interest on such Loans shall accrue and be payable on the date any such Loan (or portion thereof) is paid or converted to another type of Loan and in any event on the last day of each month.

       "Participants" is defined in Section 13.2.1.

       "Payment Date" means, with respect to Floating Rate Advances and the facility fee, the last day of each March, June, September and December.

       "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

       "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

       "Permitted Liens" has the meaning specified in Section 7.1.


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       "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

       "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

       "Principal Bank Subsidiary" means FirstMerit Bank, N.A., a national banking association or any successor bank.

       "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

       "Purchasers" is defined in Section 13.3.1.

       "Rate Management Transaction" means any transaction which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

       "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

       "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

       "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.


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       "Required Lenders" means Lenders in the aggregate having in excess of 50%
of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding in excess of 50% of the aggregate unpaid principal amount of the outstanding Advances.

       "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

       "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

       "Risk-Weighted Assets" means, for any Person, the value of the assets of such Person and its Subsidiaries, including adjusted off-balance sheet items, all as calculated pursuant to risk-based capital guidelines in effect from time to time with the applicable regulatory agency.

       "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

       "Scheduled Facility Termination Date" is defined in the definition of "Facility Termination Date."

       "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

       "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

       "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

       "Tier One Capital" shall have the meaning set forth on the date hereof under


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


applicable regulations of any regulatory agency having authority on the date hereof as such regulations are applicable to the Borrower, or if such regulations are amended hereafter to define Tier One Capital more restrictively, as set forth in such later definition.

       "Tier Two Capital" shall have the meaning set forth on the date hereof under applicable regulations of any regulatory agency having authority on the date hereof as such regulations are applicable to the Borrower, or if such regulations are amended hereafter to define Tier Two Capital more restrictively, as set forth in such later definition.

       "Transferee" is defined in Section 13.4.

       "Type" means, with respect to any Advance, its nature as a Floating Rate Advance, a Eurodollar Advance or an Overnight Funds Rate Advance.

       "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

       "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

       "Well-Capitalized" shall have the meaning promulgated by any regulatory agency having authority on the date hereof, as applicable to the Borrower; PROVIDED, HOWEVER, that to the extent such term is not applicable to the Borrower PER SE under statutes and regulations, but is applied to the Borrower under this Agreement, it shall be applied to the Bank Subsidiaries on a combined basis; PROVIDED, FURTHER, that if at any time requirements of the designation "Well-Capitalized" promulgated by such regulatory authority shall be modified so as to define the requirements for such designation more restrictively than the existing requirements, then such requirements set forth herein shall be changed to reflect such later modification; PROVIDED, FURTHER, if at any time such regulatory authority shall determine that such Person is not "Well-Capitalized" (within the meaning of the regulations promulgated by such authority then in effect), such Person shall be deemed not to be Well-Capitalized for purposes of this Agreement, without regard to whether such Person shall meet the requirements of the definition of such term set forth in this Agreement as in effect at such time.

       "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

       The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                   THE CREDITS
                                   -----------

       2.1 COMMITMENT. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date. All borrowings and payments under this Agreement shall be in U.S. dollars.

       2.2 REQUIRED PAYMENTS; TERMINATION. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

       2.3 RATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

       2.4 TYPES OF ADVANCES. The Advances may be Floating Rate Advances, Overnight Funds Rate Advances, Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

       2.5 FEES; REDUCTIONS IN AGGREGATE COMMITMENT. (a) The Borrower agrees to pay to the Agent for the account of each Lender a facility fee of 0.125% per annum on such Lender's Commitment (irrespective of usage) from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in an amount of not less than $5,000,000 upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

       (b) The Borrower agrees to pay the Agent for its own account such agent's fee as the Borrower and the Agent may agree from time to time.

       2.6 MINIMUM AMOUNT OF EACH ADVANCE. Each Advance shall be in the minimum amount of $2,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance or Overnight Funds Rate Advance may be in the amount of the unused Aggregate Commitment.

       2.7 OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances or, in a minimum aggregate amount of $2,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. The Borrower may from time to time pay, without penalty or premium, all outstanding Overnight Funds Rate Advances, or, in a minimum aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Overnight Funds Rate Advance upon notice to the Agent prior to 12:00 p.m. (Chicago time) on the Business Day of the proposed prepayment. The Borrower may on the last day of any Interest Period for Eurodollar Advances pay, all such outstanding Eurodollar Advances, or, in a minimum aggregate amount of $2,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon one Business Day's prior notice to the Agent.

       2.8 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 12:00 p.m. (Chicago time), on the Borrowing Date of each Floating Rate Advance, or Overnight Funds Rate Advance, and at least three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

       (a) the Borrowing Date, which shall be a Business Day, of such Advance,

       (b) the aggregate amount of such Advance,

       (c) the Type of Advance selected, and

       (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 2:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address by 3:00 p.m. (Chicago time) on such Borrowing Date.

       2.9 CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances or Overnight Funds Rate Advances pursuant to this Section 2.9 or are prepaid in accordance with Section
2.7. Overnight Funds Rate Advances shall continue as Overnight Funds Rate Advances unless and until such Overnight Funds Rate Advances are converted with Floating Rate Advances or Eurodollar Advances pursuant to this Section 2.9 or are prepaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was prepaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period or be converted into an Overnight Funds Rate Advance. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance into an Advance of another Type. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance into an Advance of another Type or continuation of a Eurodollar Advance not later than 12:00 p.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation as or into a Eurodollar Advance, or 12:00 p.m. (Chicago time) on the date of such conversion into an Overnight Funds Rate Advance or Floating Rate Advance, specifying:

           (a) the requested date, which shall be a Business Day, of such conversion or continuation,

           (b) the aggregate amount and Type of the Advance which is to be converted or continued, and

           (c) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

       2.10 CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance or Overnight Funds Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted into a Floating Rate Advance or Overnight Funds Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into an Advance of another Type pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate, in the case of a Floating Rate Advance, or the Overnight Funds Rate, in the case of an Overnight Funds Rate Advance for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Changes in the rate of interest on that portion of any Advance maintained as an Overnight Funds Rate Advance will take place daily. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof.

       2.11 RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.1 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.1 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance or Overnight Funds Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 8.1(f) or (g), the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

       2.12 METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 12:00 p.m. (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender.

       2.13 NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

       (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

       (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

       (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

       2.14 TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be an Authorized Officer acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent any error which may be clear from such records themselves.

       2.15 INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Overnight Funds Rate Advance shall be payable on last day of each month, on any date on which the Overnight Funds Rate Advance is repaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance or an

Overnight Funds Rate Advance converted into an Advance of another Type shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

       2.16 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate and the Overnight Funds Rate.

       2.17 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIV, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

       2.18 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

       2.19 EXTENSION OF SCHEDULED FACILITY TERMINATION DATE. The Borrower may request an extension of the Scheduled Facility Termination Date by submitting a request for an extension to the Agent (an "Extension Request") no more than 60 days or less than 45 days prior to the Scheduled Facility Termination Date. The Extension Request must specify the new Scheduled Facility Termination Date requested by the Borrower and the date (which must be at least 15 days after the Extension Request is delivered to the Agent) as of which the Lenders must respond to the Extension Request (the "Response Date"). The new Scheduled Facility Termination Date shall be no more than 364 days after the Scheduled Facility Termination Date in effect at the time the Extension Request is received, including the Scheduled Facility Termination Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than the Response Date. If the consent of each of the Lenders is received by the Agent, the Scheduled Facility Termination Date specified in the Extension Request shall become effective on the existing Scheduled Facility Termination Date and the Agent shall promptly notify the Borrower and each Lender of the new Scheduled Facility Termination Date. If the consent of each of the Lenders is not so received, the Scheduled Facility Termination Date shall not be so extended.

       2.20 REPLACEMENT OF LENDER. If any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 13.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES
                             -----------------------

       3.1 YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

           (a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

           (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

           (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

       3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

       3.3 AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders reasonably determine that
(i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances (other than for a reason applicable to a particular Lender only and not to the market in general) and require any affected Eurodollar Advances to be prepaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

       3.4 FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

       3.5 TAXES. (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

       (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

       (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

       (iv) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(iv) shall survive the payment of the Obligations and termination of this Agreement.

       3.6 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

       4.1 INITIAL ADVANCE. The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

           (a) Copies of the articles of incorporation of the Borrower, together with all amendments, and a certificate of existence, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

           (b) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

           (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

           (d) A certificate, signed by the chief financial officer, treasurer, corporate controller or investment portfolio manager of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

           (e) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit A.

           (f) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

           (g) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

           (h) Such other documents as any Lender or its counsel may have reasonably requested.

       4.2 EACH ADVANCE. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

           (a) There exists no Default or Unmatured Default.

           (b) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

           (c) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

       Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

       The Borrower represents and warrants to the Lenders that:

       5.1 CORPORATE EXISTENCE AND POWER. The Borrower and each of its
Subsidiaries:

           (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

           (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

           (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

           (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

       5.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document have been duly authorized by all necessary corporate action, and do not and will not:

           (a) contravene the terms of any of the Borrower's Organization Documents;

           (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject; or

           (c) violate any Requirement of Law.

       5.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of the Agreement or any other Loan Document.

       5.4 BINDING EFFECT. This Agreement and each other Loan Document constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

       5.5 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or its Subsidiaries or any of their respective properties which:

           (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

           (b) as to which there exists a substantial likelihood of an adverse determination, which determination would reasonably be expected to have a Material Adverse

Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

       5.6 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower. As of the Closing Date, neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.1(e).

       5.7 ERISA COMPLIANCE.

           (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

           (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

           (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

       5.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and
Section 7.6.

       5.9 TITLE TO PROPERTIES. The Borrower and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

       5.10 TAXES. The Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

       5.11 FINANCIAL CONDITION. The audited consolidated financial statements of the Borrower and its Subsidiaries dated December 31, 1999, (b) the unaudited consolidated financial statements of the Borrower and the Subsidiaries as at September 30, 2000 and (c) the related consolidated statements of income or operations, shareholders' equity and cash flows for the period ended on such date:

              (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

              (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

              (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

           (a) Since December 31, 1999, there has been no Material Adverse
Effect.

       5.12 ENVIRONMENTAL MATTERS. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       5.13 REGULATED ENTITIES. None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

       5.14 NO BURDENSOME RESTRICTIONS. Neither the Borrower nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

       5.15 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

       5.16 SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in part (a) of SCHEDULE
5.16 hereto (and Subsidiaries with assets aggregating for all such Subsidiaries not more than $100,000,000) and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of
SCHEDULE 5.16.

       5.17 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

       5.18 COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries are in compliance in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as are being contested in good faith or as to which a bona fide dispute exists.

       5.19 FULL DISCLOSURE. None of the representations or warranties made by the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

       5.20 BANK HOLDING COMPANY ACT. The Borrower and its Subsidiaries are in compliance with the Bank Holding Company Act of 1956, as amended, except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS
                              ---------------------

       During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

       6.1 FINANCIAL STATEMENTS. The Borrower shall deliver to the Agent, in form and detail satisfactory to the Agent and the Required Lenders, with sufficient copies for each Lender (which copies the Agent shall promptly deliver to the Lenders):

           (a) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, certified by the chief financial officer, treasurer, corporate controller or investment portfolio manager of the Borrower;

           (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such fiscal year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such fiscal year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agent and the Required Lenders by PriceWaterhouseCoopers or other independent public accountants acceptable to the Agent and the Required Lenders, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Unmatured Default that has occurred and is continuing, or, if they have become aware of such Default or Unmatured Default, describing such Default or Unmatured Default; and

           (c) as soon as available and in any event within 60 days after the end of each fiscal quarter of each fiscal year of the Borrower, consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter, certified by the chief financial officer, treasurer, corporate controller or investment portfolio manager of the Borrower;

           (d) simultaneously with delivery to the applicable regulatory authority, and in any event within 60 days after the end of each fiscal quarter, call reports for each Bank Subsidiary required to deliver a call report, as at the end of such fiscal quarter, each certified by the respective cashier or other authorized officer of such Bank Subsidiary and reports filed on Form FRY9-C and Form FRY9-LP by the Borrower;

           (e) promptly, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Borrower or any Subsidiary may make to, or file with, the SEC; and

           (f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Agent, at the request of any Lender, may from time to time request.

       The Borrower shall be deemed to have delivered information described in this Section, if it has posted such information on the internet and advised the Agent and the Lenders of its location.

       6.2 CERTIFICATES; OTHER INFORMATION. The Borrower shall furnish to the Agent, with sufficient copies for each Lender (which copies the Agent shall promptly deliver to the Lenders):

           (a) as soon as available and in any event within 60 days after the end of each fiscal quarter, a Compliance Certificate, in each case executed by the chief financial officer, treasurer, corporate controller or investment portfolio manager of the Borrower; and

           (b) as soon as possible and in any event within three days after (i) the occurrence of each Default or Unmatured Default or (ii) the Borrower or the Principal Bank Subsidiary ceases to be Well-Capitalized, a statement of the chief financial officer, treasurer, corporate controller or investment portfolio manager of the Borrower, setting forth details of such event and the action which the Borrower has taken and proposes to take with respect thereto;

       6.3 NOTICES. The Borrower shall promptly notify the Agent and each
Lender:

           (a) of the occurrence of any event or circumstance that foreseeably will become a Default or Unmatured Default;

           (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

           (c) of the occurrence of any of the following events affecting the Borrower or any ERISA Affiliate (but in no event more than 10 days after the Borrower is aware of the occurrence of such event), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:

              (i) an ERISA Event;

              (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

              (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower or any ERISA Affiliate; or

              (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

           (d) of any material change in accounting policies or financial reporting practices by the Borrower that would effect the consolidated financial statements of the Borrower.

           Each notice under this Section shall be accompanied by a written statement by an

Authorized Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

       6.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each Subsidiary to:

           (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

           (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

           (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

           (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

       6.5 MAINTENANCE OF PROPERTY. The Borrower shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

       6.6 INSURANCE. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

       6.7 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

           (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

           (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

           (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

       6.8 COMPLIANCE WITH LAWS. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

       6.9 COMPLIANCE WITH ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

       6.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Borrower shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; PROVIDED, HOWEVER, when a Default exists the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

       6.11 ENVIRONMENTAL LAWS. The Borrower shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

       6.12 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law or this Agreement.

                                   ARTICLE VII

                               NEGATIVE COVENANTS
                               ------------------

       So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

       7.1 LIMITATION ON LIENS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

           (a) Liens created or assumed in the ordinary course of the banking or financial services business of any Subsidiary or of the Borrower;

           (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no notice of lien has been filed or recorded under the Code;

           (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

           (d) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

           (e) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed $3,000,000;

           (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries; and

           (g) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED THAT (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institutions.

       7.2 BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activities other than activities permitted for bank holding companies or national banking associations under applicable law.

       7.3 DISPOSITION OF ASSETS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any material portions of its assets except in the ordinary course of business or except any sale, assignment, lease, conveyance, transfer or disposition which would not have a Material Adverse Effect.

       7.4 FINANCIAL CONDITION. The Borrower will not permit:

           (a) Its ratio of (i) consolidated Tier One Capital plus consolidated Tier Two Capital to (ii) Risk-Weighted Assets to be less than 10.0%.

           (b) Its ratio of consolidated Tier One Capital to Risk-Weighted Assets to be less than 6.0%.

           (c) Its consolidated net worth to be less than $680,000,000 plus the sum of (i) 50% of consolidated net income from December 31, 1999 to the date of any calculation hereunder (without giving effect to any loss in any fiscal quarter) and (ii) the net proceeds of any equity issuance by the Borrower (or any Subsidiary) after December 31, 1999.

           (d) Its consolidated Non-Performing Ratio to be greater than 20%.

           (e) Its Double Leverage Ratio to be greater than 120%.

           (f) Its Leverage Ratio to be less than 5.0%.

       7.5 TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Borrower, except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

       7.6 USE OF PROCEEDS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, (iv) to purchase any stock unless approved by the board of directors of the company being acquired, or (v) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

       7.7 ERISA. The Borrower shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Borrower in an aggregate amount in excess of $3,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

       7.8 CHANGE IN BUSINESS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, engage in any line of business material to the Borrower and its Subsidiaries taken as a whole, substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof.

       7.9 ACCOUNTING CHANGES. The Borrower shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT
                                -----------------

       8.1 DEFAULT. Any of the following shall constitute a "DEFAULT":

           (a) NON-PAYMENT. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

           (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Borrower or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

           (c) SPECIFIC DEFAULTS. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Article VII; or

           (d) OTHER DEFAULTS. The Borrower fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Borrower by the Agent or any Lender; or

           (e) CROSS-DEFAULT. The Borrower or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $15,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

           (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Borrower or any Subsidiary
(i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;

           (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the

Borrower or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

           (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $3,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $3,000,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $3,000,000; or

           (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third- party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $15,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

           (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Borrower or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (k) CHANGE OF CONTROL. There occurs any Change of Control; or

           (l) LOSS OF LICENSES. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Borrower or any Subsidiary, or the Borrower or any Subsidiary for any reason loses any material license, permit or franchise, or the Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise.

       8.2 REMEDIES. If any Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Lenders,

           (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

           (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

           (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Lender.

       8.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

       9.1 AMENDMENTS. Subject to the provisions of this Article IX, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

       (i) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

       (ii)   Reduce the percentage specified in the definition of Required
              Lenders.

       (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

       (iv)   Amend this Section 9.1.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 13.3.2 without obtaining the consent of any other party to this Agreement.

       9.2 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                    ARTICLE X

                               GENERAL PROVISIONS
                               ------------------

       10.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

       10.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

       10.3 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

       10.4 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

       10.5 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 10.6, 10.10 and 11.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

       10.6 EXPENSES; INDEMNIFICATION. (i) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents.

       (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 10.6 shall survive the termination of this Agreement.

       10.7 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

       10.8 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

       10.9 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

       10.10 NONLIABILITY OF LENDERS. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non- appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

       10.11 CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 13.4.

       10.12 NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.


                                   ARTICLE XI

                                    THE AGENT
                                    ---------

       11.1 APPOINTMENT; NATURE OF RELATIONSHIP. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
XI. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

       11.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

       11.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non- appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

       11.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith;
(f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

       11.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

       11.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

       11.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

       11.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(iv) shall, notwithstanding the provisions of this
Section 11.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

       11.9 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

       11.10 RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

       11.11 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

       11.12 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article XI shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 11.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

       11.13 DELEGATION TO AFFILIATES. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles X and XI.


                                   ARTICLE XII

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

       12.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

       12.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XIII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
                -------------------------------------------------

       13.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan

(whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

       13.2 PARTICIPATIONS.

            13.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

              13.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment.

              13.2.3. BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
       Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

       13.3 ASSIGNMENTS.

            13.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities organized under the laws of the United States or a state thereof ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $3,500,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

              13.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 13.3.1, and
       (ii) payment of a $3,000 fee to the Agent by the selling Lender or the Purchaser for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

       13.4 DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 10.11 of this Agreement.

       13.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).


                                   ARTICLE XIV

                                     NOTICES
                                     -------

       14.1 NOTICES. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective when received or delivered.

       14.2 CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XV

                                  COUNTERPARTS
                                  ------------

       This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XVI

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------

       16.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

       16.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

       16.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

       IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.


                                       FIRSTMERIT CORPORATION



                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------

COMMITMENTS

$25,000,000                            BANK ONE, NA,
                                       Individually and as Agent


                                       By:
                                          ---------------------------------

                                       Title:
                                             ------------------------------
                                             1 Bank One Plaza, IL1-0162
                                             Chicago, Illinois 60670
                                             Attention:  Jennings F. Werner

                                             Telephone:  (312) 732-4377
                                             Fax:        (312) 732-6222

COMMITMENTS

$25,000,000                            MELLON BANK, N.A.


                                       By:
                                          ------------------------------------

                                       Title:
                                             ---------------------------------
                                             One Mellon Bank Center, Room 4425
                                             Pittsburgh, PA 15258-0001
                                             Attention: Daniel Beagle

                                             Telephone:   (412) 234-0169
                                             Fax:         (412) 234-9047

COMMITMENTS

$25,000,000                            THE NORTHERN TRUST COMPANY


                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------
                                             50 South LaSalle Street
                                             Chicago, Illinois 60675
                                             Attention: Thomas E. Bernhardt

                                             Telephone:   (312) 444-7202
                                             Fax:         (312) 557-8337

COMMITMENTS

$25,000,000                            SUNTRUST BANK


                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------
                                             Mail Code 121
                                             P.O. Box 4418
                                             Atlanta, GA 30302-4418
                                             Attention:  William G. Daniel, Jr.

                                             Telephone:   (404) 588-7402
                                             Fax:         (404) 581-1775

                                   Schedule 1
                                  Subsidiaries




                                                             JURISDICTION OF                 PERCENTAGE
NAME                                                          ORGANIZATION                     OWNED
----                                                         ---------------                 ----------
FirstMerit Bank, N.A.                                        NationalAssociation                100%
Mobile Consultants                                           Ohio                               100%
FirstMerit Community Development Corp.                       Ohio                               100%
FirstMerit Credit Life Insurance Company                     Arizona                            100%
Citizens Investment Corp.*                                   Ohio                               100%
Citizens Savings Corp. Of Stark County                       Ohio                               100%
SF Development Corp.                                         Ohio                               100%
FirstMerit Mortgage Corp.                                    Ohio                               100%
FirstMerit Securities, Inc.                                  Ohio                               100%
FirstMerit Leasing Company                                   Ohio                               100%
OPN, Inc.                                                    Ohio                               100%
Abell & Associates, Inc.                                     Ohio                               100%
FirstMerit Insurance Agency, Inc.                            Ohio                               100%
FirstMerit Commercial Insurance Agency, Inc.                 Ohio                               100%
Signal Finance Co.                                           Ohio                               100%
FMSC, Inc.                                                   Delaware                           100%
FirstMerit Capital Trust I                                   Delaware                           100%
Home Financial Services Corp.*                               Ohio                               100%
Professional Appraisal Services Corp.*                       Ohio                               100%
FirstMerit Title Agency, Ltd.                                Ohio                               100%
FMS, Inc.                                                    Delaware                           100%
FirstMerit Mortgage Reinsurance Company, Inc.                Hawaii                             100%
FMRC, Inc.                                                   Delaware                           100%
Alpha Equipment Group, Inc.                                  Ohio                               100%

*Inactive

                                  Schedule 2-1

                                   Schedule 2

                                      None








                                  Schedule 2-2

                                    EXHIBIT A
                                 FORM OF OPINION



                                            , 2000
--------------------------------------------


The Agent and the Lenders who are parties to the Credit Agreement described below.



Gentlemen/Ladies:


       We are counsel for FirstMerit Corporation (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of November 27, 2000 (the "Agreement") among the Borrower, the Lenders named therein, and Bank One, NA, as Agent, and providing for Advances in an aggregate principal amount not exceeding $100,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

       We have examined the Borrower's **[describe constitutive documents of Borrower and appropriate evidence of authority to enter into the transaction]**, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

       l. Each of the Borrower and each of its Bank Subsidiaries is a corporation or national banking association duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

       2. The execution and delivery by the Borrower of the Loan Documents and the performance by the Borrower of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Borrower and will not:

              (a) require any consent of the Borrower's shareholders (other than any such consent as has already been given and remains in full force and effect);

              (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Bank Subsidiaries or (ii) the Borrower's or any Bank Subsidiary's articles or certificate of incorporation or association, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

              (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Bank Subsidiary pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower or any of its Bank Subsidiaries.

       3. The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

       4. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower or any of its Bank Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.


                                   Exhibit A-1

       5. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Bank Subsidiaries, is required to be obtained by the Borrower or any of its Bank Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrower of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

       This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.


                                        Very truly yours,






                                   Exhibit A-2

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE



To:    The Lenders parties to the
       Credit Agreement Described Below

       This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of November 27, 2000 (as amended, modified, renewed or extended from time to time, the "Agreement") among the FirstMerit Corporation ("Borrower"), the lenders party thereto and Bank One, NA, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

       THE UNDERSIGNED HEREBY CERTIFIES THAT:

       1. I am the duly elected of the Borrower;

       2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

       3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

       4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

       Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

                                [To be completed]


       The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day _____ of ____________, ____.



                                   Exhibit B-1

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                      Compliance as of _________, ____ with
                 Provisions of ____________ and ___________ of
                                  the Agreement








                                   Exhibit B-2

                                    EXHIBIT C

                              ASSIGNMENT AGREEMENT

       This Assignment Agreement (this "Assignment Agreement") between _________ _____________ _____________ (the "Assignor") and ____________ ___________ (the
"Assignee") is dated as of ___________ __, 200_. The parties hereto agree as follows:

       1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

       2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

       3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

       4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.


       5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

       6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

       7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such


                                   Exhibit C-1
other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to
Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

       8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

       9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

       10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

       IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.





                                   Exhibit C-2

                                   SCHEDULE 1
                             to Assignment Agreement


1.       Description and Date of Credit Agreement:
         Credit Agreement dated as of November 27, 2000 among FirstMerit Corporation, certain lenders and Bank One, NA, as agent

2.       Date of Assignment Agreement:               ,2000
                                        -------------

3.       Amounts (As of Date of Item 2 above):

         a.    Assignee's percentage
               purchased
               under the Assignment
               Agreement*                          %
                                                ---

         b.    Amount of
               purchased
               under the Assignment
               Agreement                             $
                                                      -----------

4.       Assignee's Commitment (or Loans
         with respect to terminated
         Commitments) purchased
         hereunder:                                  $
                                                      -----------

5.       Proposed Effective Date:

               $
                --------------

6.       Non-standard Recordation Fee
         Arrangement                                       N/A**
                                                 [Assignor/Assignee
                                                 to pay 100% of fee]
                                                 [Fee waived by Agent]


Accepted and Agreed:

[NAME OF ASSIGNOR]                               [NAME OF ASSIGNEE]

By:                                              By:
    ----------------------------                    --------------------------
Title:                                           Title:
      --------------------------                       -----------------------


                                   Exhibit C-3

                                   Exhibit C-4

ACCEPTED AND CONSENTED TO***            ACCEPTED AND CONSENTED TO***

BY                                      BY



FIRSTMERIT CORPORATION                  BANK ONE, NA, as Agent


By:                                     By:
    ----------------------------           --------------------------
Title:                                  Title:
      --------------------------              -----------------------





*     Percentage taken to 10 decimal places
**    If fee is split 50-50, pick N/A as option
***   Delete if not required by Credit Agreement




                                   Exhibit C-5

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET
                        --------------------------------

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION
                              --------------------

CONTACT:
-------

Name:
     -------------------------------------------------------
Telephone No.:
              -----------------------------
Fax No.:
        -----------------------------------

Answerback:
           ----------------------------------------
PAYMENT INFORMATION:
-------------------

Name & ABA # of Destination Bank:
                                 -----------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Account Name & Number for Wire Transfer:
                                        ----------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Other Instructions:
                   -------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


ADDRESS FOR NOTICES FOR ASSIGNOR:
                                 -----------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------





                                   Exhibit C-6

                              ASSIGNEE INFORMATION
                              --------------------

CREDIT CONTACT:
--------------

Name:
     -------------------------------------------------------
Telephone No.:
              -----------------------------
Fax No.:
        -----------------------------------

Answerback:
           ----------------------------------------
KEY OPERATIONS CONTACT:
----------------------

Booking Installation:                                           Name:
                     -----------------------------------
Telephone No.:
              -----------------------------
Fax No.:
        -----------------------------------

PAYMENT INFORMATION:
-------------------

Name & ABA # of Destination Bank:
                                 -----------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Account Name & Number for Wire Transfer:
                                        ----------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Other Instructions:
                   -------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


ADDRESS FOR NOTICES FOR ASSIGNOR:
                                 -----------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------





                                   Exhibit C-7

        BANK ONE, NA INFORMATION
        ------------------------

       Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:                    SUBSEQUENT OPERATIONS CONTACT:
-----------------------                     -----------------------------

Name:                                       Name:
     --------------------------                  ----------------------------
Telephone No.: (312)                        Telephone No.: (312)
                    -----------                                 -------------
Fax No.: (312)                              Fax No.: (312)
              -------------                               -------------
Bank One, NA Telex No.:
                       --------------


INITIAL FUNDING STANDARDS:
-------------------------

Libor - Fund 2 days after rates are set.


BANK ONE, NA WIRE INSTRUCTIONS:
------------------------------


ADDRESS FOR NOTICES FOR BANK ONE, NA      1 Bank One Plaza, Chicago, IL  60670
------------------------------------      Attn: Agency Compliance
                                          Fax No.




                                  Exhibit C-8

                                    EXHIBIT D
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION


To Bank One, NA,
 as Agent (the "Agent") under the Credit Agreement
 Described Below.

Re: Credit Agreement, dated November 27, 2000 (as the same may be amended or modified, the "Credit Agreement"), among FirstMerit Corporation (the "Borrower"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

       The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

Facility Identification Number(s)
                                 ------------------------------------------
Customer/Account Name
                     ------------------------------------------------------
Transfer Funds To
                 ----------------------------------------------------------

---------------------------------------------------------------------------

For Account No.
               ------------------------------------------------------------

Reference/Attention To
                      -----------------------------------------------------

Authorized Officer (Customer Representative)      Date
                                                      ---------------------

-------------------------------------------       -------------------------
(Please Print)                                    Signature


Bank Officer Name                                 Date
                                                      ---------------------

-------------------------------------------       -------------------------
(Please Print)                                    Signature



    (Deliver Completed Form to Credit Support Staff For Immediate Processing)





                                   Exhibit D-1

                                    EXHIBIT E
                                      NOTE

                                                                          [Date]



       FirstMerit Corporation, a _____________________________ corporation (the "Borrower"), promises to pay to the order of _____________________________ (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

       The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

       This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of November 27, 2000 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                        FIRSTMERIT CORPORATION


                                        By:
                                           ------------------------------
                                        Print Name:
                                                   ----------------------
                                        Title:
                                              ---------------------------





                                   Exhibit E-1

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                     NOTE OF _____________________________,
                           DATED ____________________,



                             Principal               Maturity                      Principal
                             Amount of              of Interest                     Amount               Unpaid
         Date                  Loan                   Period                         Paid                Balance
----------------------------------------------------------------------------------------------------------------





                                  Exhibit E-2